                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                    KEANE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  KEANE, INC.

                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

                            ------------------------

    The Annual Meeting of Stockholders of Keane, Inc. (the "Company") will be held on Wednesday, May 29, 2002 at 4:30 p.m., Boston time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, to consider and act upon the following matters:

    1.  To elect three Class I directors for the ensuing three years;

    2. To ratify and approve the selection by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the current year; and

    3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Stockholders of record at the close of business on April 1, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Hal J. Leibowitz

                                          Hal J. Leibowitz, CLERK

Boston, Massachusetts
April 12, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  KEANE, INC.

                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keane, Inc. ("Keane" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 29, 2002, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company or by voting in person at the Annual Meeting.

    The Board of Directors has fixed April 1, 2002 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 1, 2002, there were outstanding and entitled to vote 75,461,917 shares of Common Stock of the Company, $.10 par value per share ("Common Stock"), and 284,866 shares of Class B Common Stock of the Company, $.10 par value per share ("Class B Common Stock"). Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes.

    THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2001 IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 12, 2002. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF LARRY M. VALE, VICE PRESIDENT OF EXTERNAL COMMUNICATIONS, TEN CITY SQUARE, BOSTON, MASSACHUSETTS 02129. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

    As used in this Proxy Statement, the terms "Keane" and the "Company" refer to Keane, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of February 13, 2002, the beneficial ownership of the Company's outstanding Common Stock and Class B Common Stock of
(i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock or Class B Common Stock, (ii) each director,
(iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all current directors and executive officers as a group:

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                                                                   PERCENTAGE OF
                                                       PERCENTAGE OF   SHARES OF      CLASS B
                                          SHARES OF       COMMON        CLASS B       COMMON
                                            COMMON         STOCK        COMMON         STOCK       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(2)     STOCK       OUTSTANDING      STOCK      OUTSTANDING     TOTAL VOTES
---------------------------------------   ----------   -------------   ---------   -------------   -------------
Marilyn T. Keane(3).....................  11,523,031       15.26%       267,800        94.01%          18.12%

John F. Keane(4)........................  11,523,031       15.26%       267,800        94.01%          18.12%

John H. Fain(5).........................   4,013,119        5.32%            --           --            5.13%

Brian T. Keane(6).......................   1,577,173        2.09%        48,221        16.93%           2.62%

John F. Keane, Jr.(7)...................   1,329,280        1.76%        48,221        16.93%           2.31%

Maria A. Cirino(8)......................          --           *             --           --               *

Philip J. Harkins(9)....................      16,650           *             --           --               *

Winston R. Hindle, Jr.(10)..............      16,750           *             --           --               *

John F. Rockart(11).....................      43,899           *             --           --               *

Steven D. Steinour(12)..................          --           *             --           --               *

Robert Atwell(13).......................      69,707           *             --           --               *

John J. Leahy(14).......................      39,688           *             --           --               *

Linda B. Toops(15)......................      45,570           *             --           --               *

Raymond W. Paris(16)....................     269,642           *             --           --               *

All current directors and executive
  officers as a group (15
  persons)(17)..........................  16,750,419       22.04%       270,910        95.10%          24.68%

------------------------

* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days following February 13, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. In calculating the percentage of the Common Stock beneficially owned by each person listed, the number of shares deemed outstanding consists of the 75,455,292 shares of Common Stock actually outstanding as of February 13, 2002 plus, for that person, any shares subject to options that were exercisable on, or within 60 days after, February 13, 2002. In calculating the percentage of the Class B Common Stock beneficially owned by each person listed, the number of shares deemed outstanding consists of 284,866 shares of Class B Common Stock actually outstanding as of February 13, 2002. In calculating the percentage of total votes for each person listed, the total number of votes deemed entitled to be cast as of February 13, 2002 consists of 78,303,952 votes, plus, for that person, a number of votes equal to the number of shares subject to options that were exercisable on, or within 60 days after, February 13, 2002.

(2) Unless otherwise indicated, the address of any person or entity listed is c/o Keane, Inc., Ten City Square, Boston, MA 02129.

(3) Includes (i) 1,579,928 shares of Common Stock held of record by Marilyn T. Keane and her husband, John F. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is a beneficiary,
    (ii) 1,579,928 shares of Common Stock held of record by Marilyn T. Keane and John F. Keane, as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is a beneficiary, (iii) 2,658,720 shares of Common Stock and 127,800 shares of Class B Common Stock held of record by John F. Keane, (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries, and (v) options to purchase, within 60 days following February 13, 2002, 60,000 shares of Common Stock held by John F. Keane. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. Marilyn T. Keane disclaims beneficial ownership of the shares specified in clauses (i), (iii), (iv) and (v) above.

(4) Includes (i) 1,579,928 shares of Common Stock held of record by John F. Keane and his wife, Marilyn T. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is the beneficiary,
    (ii) 1,579,928 shares of Common Stock held of record by John F. Keane and Marilyn T. Keane, as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is the beneficiary, (iii) 2,120,445 shares of Common Stock held of record by Marilyn T. Keane, (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries, and
    (v) options to purchase, within 60 days following February 13, 2002, 60,000 shares of Common Stock held by John F. Keane. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. John
    F. Keane disclaims beneficial ownership of the shares specified in clauses
    (ii), (iii) and (iv) above.

(5) Includes (i) 778,325 shares of Common Stock owned by a trust established by Mr. Fain of which his wife, Joyce L. Fain, and his sister, Cynthia L. Akins, are co-trustees, (ii) 109,427 shares of Common Stock held by Mr. Fain as trustee for his son, and (iii) 99,326 shares of Common Stock held by Ms. Akins as custodian for the benefit of Mr. Fain's daughter under the Virginia Uniform Transfer to Minors Act. Mr. Fain disclaims beneficial ownership of the securities described in clauses (i), (ii) and (iii) above.

(6) Includes (i) 1,137,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Brian T. Keane, of which Mr. Brian T. Keane is the beneficiary, (ii) 95,229 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, of which Mr. Brian T. Keane is the beneficiary, and (iii) options to purchase, within 60 days following February 13, 2002, 187,500 shares of Common Stock held by Mr. Brian T. Keane.

(7) Includes (i) 1,193,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Mr. John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary,
    (ii) 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of John F. Keane, Jr., of which
    Mr. John F. Keane, Jr. is the beneficiary, and (iii) options to purchase, within 60 days following February 13, 2002, 127,500 shares of Common Stock held by Mr. John F. Keane, Jr.

(8) Ms. Cirino became a director of the Company in July 2001.

(9) Includes options to purchase, within 60 days following February 13, 2002, 2,750 shares of Common Stock held by Mr. Harkins.

(10) Includes options to purchase, within 60 days following February 13, 2002, 2,750 shares of Common Stock held by Mr. Hindle.

(11) Includes options to purchase, within 60 days following February 13, 2002, 2,750 shares of Common Stock held by Dr. Rockart.

(12) Mr. Steinour became a director of the Company in July 2001.

(13) Consists of 29,494 shares held of record by Mr. Atwell and his wife, Virginia M. Atwell, and options to purchase, within 60 days following February 13, 2002, 40,213 shares of Common Stock held by Mr. Atwell.

(14) Consists of 2,188 shares of restricted stock and options to purchase, within 60 days following February 13, 2002, 37,500 shares of Common Stock held by Mr. Leahy.

(15) Includes options to purchase, within 60 days following February 13, 2002, 31,500 shares of Common Stock held by Ms. Toops.

(16) Includes 2,940 shares of restricted stock and options to purchase, within 60 days following February 13, 2002, 21,125 shares of Common Stock held by Mr. Paris.

(17) Includes options to purchase, within 60 days following February 13, 2002, 556,187 shares of Common Stock held by all current directors and executive officers as a group.

VOTES REQUIRED

    The holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the meeting, together as a single class, shall constitute a quorum for transacting business at the meeting. The shares of Common Stock and Class B Common Stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

    The affirmative vote of the holders of a plurality of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting, is required for the election of directors. The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting, is required for the ratification and approval of the selection by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the current year.

    Shares which are withheld or which abstain from voting and shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, shares withheld or abstaining and broker non-votes will have no effect on the voting on the election of directors and the ratification and approval of the selection of Ernst & Young LLP as the Company's independent accountants for the current year.

                             ELECTION OF DIRECTORS

    Under the Massachusetts Business Corporation Law, the board of directors of every publicly held Massachusetts corporation must be divided into three classes, only one of which is elected each year. However, either the board or the stockholders may vote that the corporation not be subject to this "classified board" requirement. Shortly following the adoption of the classified board statute, Keane's Board of Directors elected that the Company not be required to maintain a classified board in light of the significant interests in the Company then held by members of the Keane family.

    Under the Massachusetts classified board statute, if the board adopts a vote electing that the corporation not be required to maintain a classified board, the board can at a future date adopt a vote to subject the corporation to this requirement. Similarly, if the stockholders adopt a vote electing that the corporation not be required to maintain a classified board, the stockholders can at a future date adopt a vote to subject the corporation to this requirement. In connection with an overall review of its corporate governance provisions, on February 13, 2002, the Company's Board of Directors carefully deliberated, and by written consent dated March 27, 2002, the Board of Directors voted to institute a classified board, consisting of three Class I directors, three
Class II directors and three Class III directors. The terms of the current
Class I, Class II and Class III directors expire at the annual meetings of stockholders to be held in 2002, 2003 and 2004, respectively. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

    The Board of Directors decided to institute a classified board because it believes that a classified board will help lend continuity and stability to the management of the Company. Following the establishment of a classified board, at any given time, approximately two-thirds of the members of the Board of Directors will generally have had experience as directors of the Company. The Company's Board of Directors believes that this will facilitate long-range business planning, strategic planning and policy making, and will have a positive impact on customer and employee loyalty. In particular, the Company believes that a classified board of directors will permit the Company to more effectively represent the interests of all of its stockholders in a variety of situations, including responding to circumstances which might be created by the demands or actions of a single stockholder or stockholder group, than might be the case if the Board of Directors were not classified. The decision to enact a classified board was not a response to any specific effort, of which the Company is aware, to accumulate the Company's stock or to obtain control of the Company.

    The classified board may discourage efforts to obtain control of the Company by making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short time period. At least two annual meetings will be required to be held in order to effect a change in a majority of the members of the Board. The directors believe that the delay afforded by these arrangements will help ensure that the Board, if confronted with a hostile tender offer, a proxy contest or other similar proposal, will have sufficient time to review and consider any proposal and appropriate alternatives, and to act in, what it believes to be, the best interest of the Company's stockholders.

    The persons named in the enclosed proxy (Brian T. Keane, John J. Leahy and Hal J. Leibowitz) will vote to elect as Class I directors Maria A. Cirino, John
F. Keane, Jr. and Stephen D. Steinour, the three director nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of nominees as to whom authority to vote is withheld.

    Each nominee will be elected to hold office as a Class I director until the annual meeting of stockholders in 2005 and until his or her successor is duly elected and qualified. If a nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable. All of the nominees have indicated their willingness to serve if elected.

    Set forth below are the names and certain information with respect to each director, including those who are nominees for election as Class I directors, of the Company.

CLASS I DIRECTORS (NOMINEES FOR TERMS EXPIRING IN 2005)

    MARIA A. CIRINO has served as a director of the Company since July 2001. Since February 2000, Ms. Cirino has served as the Chief Executive Officer and Chairman of Guardent, Inc., a provider of security and privacy services. From November 1999 to February 2000, Ms. Cirino served as Vice President of Sales and Marketing for Razorfish, Inc., a strategic digital communications company, and from July 1997 to November 1999, Ms. Cirino served as Vice President of Sales and Marketing of i-Cube, Inc., which merged into Razorfish, Inc. in November 1999. From June 1994 to July 1997, Ms. Cirino served as Vice President of Sales, and from January 1993 to June 1994, Ms. Cirino served as director of channel sales, of Shiva Corporation, a developer of remote access products for enterprise networks. Ms. Cirino is a director of Cortex Technologies, Inc., a provider of business card scanning software and hardware. Ms. Cirino is 38 years old.

    JOHN F. KEANE, JR. has served as a director of the Company since May 1998. Mr. John Keane, Jr. has been the President and Chief Executive Officer of ArcStream Solutions, Inc., a consulting and systems integration firm focusing on mobile and wireless solutions which he founded, since July 2000. From
October 1997 to July 2000, Mr. John Keane, Jr. was Executive Vice President and a member of the Office of the President of the Company; from December 1996 to September 1997, Mr. John Keane, Jr. was Senior Vice President of the Company; and from December 1994 to December 1996, he was Area Vice President of the Company's Information Services Division. From January 1994 to December 1994,
Mr. John Keane, Jr. served as an ISD Business Area Manager of the Company. From July 1992 to January 1994, Mr. John Keane, Jr. acted as manager of Software Reengineering, and from January 1991 to July 1992, he served as Director of Corporate Development. Mr. John Keane, Jr. is the brother of Mr. Brian Keane, the President, Chief Executive Officer and a director of the Company, and a son of Mr. John Keane, the founder and Chairman of the Board of Directors of the Company. Mr. John Keane, Jr. is 42 years old.

    STEPHEN D. STEINOUR has served as a director of the Company since
July 2001. Since July 2001, Mr. Steinour has served as the Chief Executive Officer of Citizens Bank of Pennsylvania. From January 1997 to July 2001,
Mr. Steinour served as Vice Chairman of Citizens Financial Group, a commercial bank holding company. From October 1992 to December 1996, Mr. Steinour served as the Executive Vice President and Chief Credit Officer of Citizens Wholesale Banking Group of Citizens Financial Group. Mr. Steinour is 43 years old.

CLASS II DIRECTORS (DIRECTORS WHOSE TERMS EXPIRE IN 2003)

    PHILIP J. HARKINS has served as a director of the Company since
February 1997. He is currently the Chief Executive Officer and President of Linkage, Inc., an organizational development company founded by Mr. Harkins in 1988. Prior to 1988, Mr. Harkins was Vice President of Human Resources of the Company. Mr. Harkins is 54 years old.

    WINSTON R. HINDLE, JR. has served as a director of the Company since February 1995. Mr. Hindle is also a director of CareCentric, Inc., formerly known as Simione Central Holdings, Inc., a public company providing information systems and services to home healthcare providers; C.P. Clare Corporation, a public company providing high-voltage analog semiconductor integrated packages, components and switches; and Mestek, Inc., a public company which manufactures and markets industrial products. From September 1962 to July 1994, Mr. Hindle served as a Vice President and, subsequently, Senior Vice President of Digital Equipment Corporation, a computer systems and services firm. Mr. Hindle is 71 years old.

    BRIAN T. KEANE has served as President and Chief Executive Officer of the Company since November 1999 and as a director of the Company since May 1998. From October 1997 to October 1999, Mr. Brian Keane was Executive Vice President and a member of the Office of the President of the Company; from December 1996 to September 1997, he was Senior Vice President of the Company; and from December 1994 to December 1996, he was Area Vice President of the Company's Information Services Division. From July 1992 to December 1994, Mr. Brian Keane served as an ISD Business Area Manager of the Company, and from January 1990 to July 1992, he served as a

Branch Manager. Mr. Brian Keane is a son of Mr. John Keane, the founder and Chairman of the Board of Directors of the Company, and the brother of Mr. John Keane, Jr., a director of the Company. Mr. Brian Keane is 41 years old.

CLASS III DIRECTORS (DIRECTORS WHOSE TERMS EXPIRE IN 2004)

    JOHN H. FAIN has served as a director of the Company since November 2001 and was a Senior Vice President of the Company from November 2001 to March 2002. From July 1979 to November 2001, Mr. Fain served as Chairman of the Board and Chief Executive Officer, and from July 1979 to January 2001, he served as President, of Metro Information Services, Inc., a provider of information technology consulting and custom software development services acquired by the Company in November 2001. Mr. Fain is 53 years old.

    JOHN F. KEANE has served as Chairman of the Board of Directors of the Company since 1967. From 1967 to November 1999, Mr. John Keane, founder of the Company, served as President and Chief Executive Officer of the Company.
Mr. John Keane is a director of PerkinElmer, Inc., a public global technology company, and Firstwave Technologies, a public company which provides Internet-based customer relationship management solutions. Mr. John Keane is the father of Mr. Brian Keane, the President, Chief Executive Officer and a director of the Company, and Mr. John Keane, Jr., a director of the Company. Mr. John Keane is 70 years old.

    JOHN F. ROCKART has served as a director of the Company since its incorporation in 1967. Mr. Rockart has been a Senior Lecturer at the Alfred J. Sloan School of Management of the Massachusetts Institute of Technology since 1974 and was Director of the Center for Information Systems Research from 1976 to 2000. Dr. Rockart is a director of Comshare, Inc., a public company developing and supporting e-Business solutions for management planning and control. Dr. Rockart is 70 years old.

    The Company has a standing Audit Committee, comprising Dr. Rockart,
Ms. Cirino and Messrs. Hindle and Steinour, which held four official meetings and four informal meetings during the year ended December 31, 2001. The Audit Committee makes recommendations to the Board of Directors relative to the appointment of independent auditors, establishes and monitors policy relative to non-audit services provided by the independent auditors, and facilitates open communication among the Audit Committee, the Board of Directors, the outside, independent auditors and management. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. Each of the members of the Audit Committee is considered "independent" within the meaning of Section 121(A) of the Listing Standards, Policies and Requirements of the American Stock Exchange.

    The Company has a standing Compensation Committee, comprising Dr. Rockart, Ms. Cirino and Messrs. Harkins and Steinour, which held one informal meeting and acted once by unanimous written consent during the year ended December 31, 2001. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives and administers the Company's 1992

Stock Option Plan, 1992 Employee Stock Purchase Plan, 1998 Stock Incentive Plan and the 2001 Stock Incentive Plan.

    The Company has a Governance and Nominating Committee, comprising
Messrs. John F. Keane, John F. Keane, Jr., Harkins and Hindle which held no meetings during the year ended December 31, 2001. The Governance and Nominating Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to address stockholder concerns and formulates guidance for management action to deal with evolving social issues, both internal and external to the organization. The Governance and Nominating Committee also nominates persons to serve as members of the Board of Directors, recommends directors to serve on various Board committees, and recommends a successor to the Chief Executive Officer whenever a vacancy occurs for any reason. The Governance and Nominating Committee will consider for nomination to the Board of Directors candidates suggested by the stockholders, provided that such recommendations are delivered to the Company, with an appropriate biographical summary, no later than the deadline for submission of stockholder proposals.

    During the year ended December 31, 2001, the Board of Directors of the Company held seven meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he or she served, in each case during the periods that he or she served, except for Mr. Steinour, who attended two out of the four Board and Audit Committee meetings held while he was a director and member of the Audit Committee.

DIRECTORS' COMPENSATION

    Compensation of the Company's non-employee directors currently consists of an annual director's fee of $4,000 plus $1,000 and expenses for each meeting of the Board of Directors attended. Non-employee directors are also eligible to receive stock options under the Company's stock incentive plans. Ms. Cirino and Mr. Steinour, non-employee directors who joined the Board of Directors in July 2001, each received an option to purchase 10,000 shares of the Company's Common Stock on July 30, 2001 at an exercise price of $18.30 per share under the Time Accelerated Restricted Stock Award Plan established under the Company's 2001 Stock Incentive Plan. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the annual and long-term compensation of (i) the Company's chief executive officer and
(ii) the four most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                    ANNUAL COMPENSATION                                  COMPENSATION
                               ------------------------------                     --------------------------
                                                                                    AWARDS         PAYOUTS
                                                                                  ----------     -----------
                                                                                                  NUMBER OF
                                                                                                 SECURITIES
                                                                                  RESTRICTED     UNDERLYING
                                                                  OTHER ANNUAL      STOCK         OPTIONS/       LTIP
                                           SALARY     BONUS       COMPENSATION      AWARDS          SARS       PAYOUTS
NAME AND PRINCIPAL POSITION      YEAR       ($)        ($)             ($)          ($)(1)           (2)         ($)
---------------------------    --------   --------   --------     -------------   ----------     -----------   --------
Brian T. Keane...............    2001     428,979     89,250         --              --            400,000        --
  President and Chief            2000     376,595    100,000         --              --            300,000        --
  Executive Officer              1999     325,881      --            --              --            130,000        --

Robert Atwell................    2001     377,331     67,500         --              --            200,000        --
  Senior Vice President--        2000     327,316     75,000         --             14,937(4)       90,000        --
  North American Branch          1999     243,885     96,232         --              --             20,000        --
  Operations

John J. Leahy(5).............    2001     346,446     89,700         --              --            100,000        --
  Senior Vice President--        2000     311,909     34,630         --             51,877(4)       90,000        --
  Finance and Chief Financial    1999     118,846      --            --              --             45,000        --
  Officer

Linda B. Toops...............    2001     385,741     47,040         --              --             40,000        --
  Senior Vice President          2000     371,000    222,600         --              --             60,000        --
                                 1999     325,000    188,500         --              --             20,000        --

Raymond W. Paris.............    2001     282,702     35,000         --              --             70,000        --
  Senior Vice President--        2000     265,166     25,000         --             70,009(4)       45,000        --
  Healthcare Solutions           1999     249,798      --            --              --             11,500        --
  Division


                                 ALL OTHER
                               COMPENSATION
NAME AND PRINCIPAL POSITION         ($)
---------------------------    -------------
Brian T. Keane...............      2,000(3)
  President and Chief              2,000(3)
  Executive Officer                2,000(3)
Robert Atwell................      2,000(3)
  Senior Vice President--         --
  North American Branch           --
  Operations
John J. Leahy(5).............      2,000(3)
  Senior Vice President--         65,362(6)
  Finance and Chief Financial      9,582
  Officer
Linda B. Toops...............      2,000(3)
  Senior Vice President            2,000(3)
                                   2,000(3)
Raymond W. Paris.............      2,000(3)
  Senior Vice President--          2,000(3)
  Healthcare Solutions             2,000(3)
  Division

------------------------------

(1) Represents the difference between the closing price of the Company's Common Stock on the American Stock Exchange on the date of grant and the per share purchase price, multiplied by the number of shares awarded.

(2) All options other than options granted in December 2000 and 2001 become exercisable in three or four equal installments commencing on the first or second anniversary of the date of grant. Options granted in December 2000 and December 2001 become exercisable in a single installment on the fifth anniversary of the date of grant, provided that the vesting of such options immediately accelerates with respect to 34% of the shares covered thereby upon the Company's achieving earnings per share of $1.00, with respect to an additional 33% of the shares covered thereby upon the Company's achieving earnings per share of $1.50 and with respect to the remaining 33% of the shares covered thereby upon the Company's achieving earnings per share of $2.00.

(3) Consists of contributions to the Company's 401(k) Plan on behalf of the named executive officer.

(4) Shares of restricted stock vest on the second anniversary of the date of grant. As of December 31, 2001, the number of shares (whether vested or unvested) held by each of Messrs. Atwell, Leahy, and Paris was 630, 2,188 and 2,940, respectively, and the value of such shares (whether vested or unvested) was $11,308, $39,275 and $52,773, respectively. The value of such shares is based on $18.05 per share, the last sale price of the Company's Common Stock on December 31, 2001 as reported on the American Stock Exchange.

(5) Mr. Leahy joined the Company in August 1999.

(6) Consists of reimbursement by the Company of relocation expenses.

OPTION GRANTS DURING 2001

    The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the Named Executive Officers during 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
                                ------------------------------------------------------                            VALUE AT
                                                            PERCENT OF                                         ASSUMED ANNUAL
                                           NUMBER OF          TOTAL                                            RATES OF STOCK
                                           SECURITIES      OPTIONS/SARS    EXERCISE OR                       PRICE APPRECIATION
                                           UNDERLYING       GRANTED TO     BASE PRICE                        FOR OPTION TERM(1)
                                DATE OF     OPTIONS        EMPLOYEES IN     PER SHARE      EXPIRATION      ----------------------
EXECUTIVE OFFICER                GRANT      GRANTED        FISCAL YEAR        $/SH            DATE           5%($)       10%($)
-----------------               --------   ----------     --------------   -----------   ---------------   ---------   ----------
Brian T. Keane................  12/04/01    400,000             33%           17.14         12/04/11       4,312,000   10,928,000

Robert Atwell.................  12/04/01    200,000             16%           17.14         12/04/11       2,156,000    5,464,000

John J. Leahy.................  12/04/01    100,000              8%           17.14         12/04/11       1,078,000    2,732,000

Linda B. Toops................  12/04/01     40,000              3%           17.14         12/04/11        431,200     1,092,800

Raymond W. Paris..............  12/04/01     70,000              6%           17.14         12/04/11        754,600     1,912,400

------------------------------

(1) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2) Options become exercisable in a single installment on the fifth anniversary of the date of grant, provided that the vesting of such options immediately accelerates with respect to 34% of the shares covered thereby upon the Company's achieving earnings per share of $1.00, with respect to an additional 33% of the shares covered thereby upon the Company's achieving earnings per share of $1.50 and with respect to the remaining 33% of the shares covered thereby upon the Company's achieving earnings per share of $2.00.

OPTION EXERCISES DURING 2001 AND YEAR END OPTION VALUES

    The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 2001, by each of the Named Executive Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING           VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS/          IN-THE-MONEY
                             NUMBER OF                          SARS AT          OPTIONS/SARS AT FISCAL YEAR
                              SHARES                        FISCAL YEAR END                END($)
                             ACQUIRED                     --------------------   ---------------------------
                                ON           VALUE            EXERCISABLE/              EXERCISABLE/
EXECUTIVE OFFICER            EXERCISE    REALIZED($)(1)      UNEXERCISEABLE           UNEXERCISEABLE(2)
-----------------            ---------   --------------   --------------------   ---------------------------
Brian T. Keane.............   20,000         252,600       122,500/747,500             31,200/2,013,500

Robert Atwell..............       --              --        25,208/295,625               10,049/675,100

John J. Leahy..............       --              --        30,000/205,000                    0/585,800

Linda B. Toops.............       --              --        26,500/110,500                  300/367,100

Raymond W. Paris...........   20,000         132,800        21,250/118,250                  113/310,813

------------------------

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the American Stock Exchange on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2) The closing price for the Company's Common Stock on the American Stock Exchange on December 31, 2001 was $18.05. Value is calculated on the basis of the difference between the option exercise price and $18.05, multiplied by the number of shares of Common Stock underlying the option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company is not aware of any executive officer, director or principal stockholder who failed to comply with filing requirements under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") during the year ended December 31, 2001, except that Mr. John F. Keane, Sr. was late in filing a
Form 4, Statement of Change in Beneficial Ownership, to report the acquisition of shares of Common Stock of the Company, and Messrs. John Keane, Jr. and Paris were late in filing Forms 4 to report sales of shares of Common Stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee comprises Dr. Rockart, Ms. Cirino and
Messrs. Harkins and Steinour. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Company's compensation policy for executive officers has been to offer competitive compensation based on the individual's performance as well as the overall performance of the Company. The Company's compensation program is intended to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

    The compensation of the Company's senior executives (other than the Chief Executive Officer) is reviewed and approved annually by the Compensation Committee based upon the recommendations of the Chief Executive Officer and the evaluation of the members of the Compensation Committee. Each of the named executives regularly makes presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each senior executive.

    The key components of executive compensation are salary, which is based on factors such as the individual's performance and level of responsibility in comparison to similar positions in comparable companies in the industry, and stock option awards. In December 2000, the Company initiated a "Time Accelerated Restricted Stock Award Plan" ("TARSAP") under its 1998 Stock Incentive Plan and in 2001, initiated a TARSAP under its 2001 Stock Incentive Plan. The vesting of options granted under the TARSAP accelerates upon the Company's obtaining certain profitability criteria. Otherwise, such options vest on the fifth anniversary of the date of grant. The Company began awarding options under TARSAP to executives in order to better align the interest of such individuals with the interest of stockholders in the Company's long-term success. The Compensation Committee believes that TARSAP grants will continue to be a key component of executive compensation in the future.

    The compensation of the Company's Chief Executive Officer is determined annually by the Compensation Committee. The Chief Executive Officer's salary in 2001 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. The Chief Executive Officer did not participate in any decisions regarding his own compensation. The Compensation Committee believes that, although the base salary of the Chief Executive Officer is not directly related to financial performance, his base salary is within the range of base salaries paid to comparable industry executives.

    The Compensation Committee expects that compensation levels will continue to depend primarily on each individual's personal performance as well as on the overall performance of the Company.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's stock option plans will be treated as qualified performance-based compensation under
Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the deduction limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration business conditions and the performance of its officers.

                                          The Compensation Committee

                                          Maria A. Cirino
                                          Philip J. Harkins
                                          John F. Rockart
                                          Stephen D. Steinour

STOCK PERFORMANCE CHART

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 2001 with the cumulative total return on (i) the Standard & Poor's 500 Composite Index (the "S&P 500") and (ii) a peer group index selected by the Company which includes the following four publicly traded companies within the Company's industry: American Management Systems, Inc., Computer Sciences Corporation, Electronic Data Systems Corporation and Sapient Corporation (the "Peer Group"). The 2002 peer group index does not include Cambridge Technology Partners (Massachusetts), Inc., which was included in the peer group index appearing in the Company's 2001 proxy statement, because it was acquired by Novell, Inc. in July 2001. The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                                    1996       1997       1998       1999       2000       2001
                                                  --------   --------   --------   --------   --------   --------
Keane, Inc......................................    $100     $255.91    $251.57    $202.36    $ 61.42    $113.57
Peer Group......................................    $100     $102.67    $131.75    $197.70    $138.63    $148.81
S&P 500.........................................    $100     $133.36    $171.47    $207.56    $188.66    $166.24

                       CERTAIN RELATED PARTY TRANSACTIONS

    In February 1985, the Company entered into a lease, which subsequently was extended to a term of 20 years, with City Square Limited Partnership, pursuant to which the Company leased approximately 34,000 square feet of office and development space in a building located at Ten City Square, in Boston, Massachusetts. The Company now leases approximately 88% of this building and the remaining 12% is occupied by other tenants. John F. Keane, Chairman of the Board of the Company, and Philip J. Harkins, a director of the Company, are limited partners of City Square. Based upon its knowledge of rental payments for comparable facilities in the Boston area, the Company believes that the rental payments under this lease, which will be approximately $850,000 per year ($25.00 per square foot) for the remainder of the lease term (until February 2006), plus specified percentages of any annual increases in real estate taxes and operating expenses, were, at the time the Company entered into the lease, as favorable to the Company as those which could have been obtained from an independent third party.

    In October 2001, the Company entered into a lease with Gateway Developers LLC ("Gateway LLC") for a term of twelve years, pursuant to which the Company agreed to lease approximately 95,000 square feet of office and development space in a building under construction at One Chelsea Street in Boston, Massachusetts (the "New Facility"). The Company will lease approximately 57% of the New Facility and the remaining 43% will be occupied by other tenants. John Keane Family LLC is a member of Gateway LLC. The members of John Keane Family LLC are trusts for the benefit of John F. Keane, Chairman of the Board of the Company, and his immediate family members.

    On October 31, 2001, Gateway LLC entered into a $39,400,000 construction loan with Citizens Bank of Massachusetts (the "Gateway Loan") in connection with the New Facility and an adjacent building to be located at 20 City Square, Boston, Massachusetts. John Keane Family LLC and John F. Keane are each liable for certain obligations under the Gateway Loan if and to the extent Gateway LLC requires funds to comply with its obligations under the Gateway Loan.
Stephen D. Steinour, a director of the Company, is Chief Executive Officer of Citizens Bank of Pennsylvania. Citizens Bank of Massachusetts and Citizens Bank of Pennsylvania are subsidiaries of Citizens Financial Group, Inc.

    The Company currently expects to occupy the New Facility in January 2003. Based upon its knowledge of rental payments for comparable facilities in the Boston area, the Company believes that the rental payments under the lease for the New Facility, which will be approximately $3.2 million per year ($33.00 per square foot for the first 75,000 square feet and $35.00 per square foot for the remainder of the premises) for the first six years of the lease term and approximately $3.5 million per year ($36.00 per square foot for the first 75,000 square feet and $40.00 per square foot for the remainder of the premises) for the remainder of the lease term, plus specified percentages of any annual increases in real estate taxes and operating expenses, were, at the time the Company entered into the lease, as favorable to the Company as those which could have been obtained from an independent third party.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

    Subject to ratification by the stockholders, the Board of Directors has selected the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the year ending December 31, 2001. Ernst & Young has served as the Company's independent accountants since April 2, 1999. Although stockholder approval of the Board of Directors' selection of Ernst & Young is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of Ernst & Young.

    Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Company's Board of Directors is composed of four members and acts under a written charter first adopted and approved in May 2000. A copy of the Audit Committee Charter is attached as Appendix I to the Company's proxy statement for the 2001 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 13, 2001, and is available on the SEC's website at www.sec.gov. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the American Stock Exchange.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with GAAP and issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    - the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

    - changes in the Company's accounting practices, principles, controls or methodologies;

    - significant developments or changes in accounting rules applicable to the Company; and

    - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

    Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with GAAP.

    The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - methods to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    - disagreements with management, if any, over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          The Audit Committee

                                          Maria A. Cirino
                                          Winston R. Hindle, Jr.
                                          John F. Rockart
                                          Stephen D. Steinour

INDEPENDENT AUDITORS FEES

    AUDIT FEES

    Ernst & Young billed the Company an aggregate of $1,511,921 in fees for professional services in 2001. The following table provides information about these fees. The Audit Committee of our Board of Directors believes that the non-audit services described below did not compromise Ernst & Young's independence.

                        FINANCIAL INFORMATION
                         SYSTEMS DESIGN AND
AUDIT FEES (1)           IMPLEMENTATION FEES    ALL OTHER FEES (2)
--------------          ---------------------   ------------------
      $368,100                  None                $1,143,821

------------------------

(1) Represents total fees paid to Ernst & Young for the audit of the Company's 2001 annual financial statements and for reviewing the financial statements included in the Company's Quarterly Reports on From 10-Q.

(2) Represents total fees paid to Ernst & Young for services rendered other than services described in note (1) above. These fees consist of the following:

    - $575,913 for tax consulting and compliance services;

    - $300,000 for tax outsourcing services;

    - $165,361 for review and assistance in connection with registration statements the Company filed with the SEC;

    - $32,500 for assistance with the Company's due diligence in connection with the acquisition of Metro Information Services, Inc.;

    - $55,859 in other audit-related fees; and

    - $14,188 in all other fees.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Boston, Massachusetts not later than December 13, 2002 for inclusion in the proxy statement for that meeting.

    Stockholders who wish to make a proposal at the 2003 Annual Meeting of Stockholders other than one that will be included in the Company's proxy materials should notify the Company no later than February 26, 2003 and no earlier than February 11, 2003. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                          By order of the Board of Directors,

                                          /s/ Hal J. Leibowitz

                                          Hal J. Leibowitz, CLERK

April 12, 2002

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                      PROXY

                                   KEANE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS


                                  MAY 29, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Brian T. Keane, John J. Leahy and Hal J. Leibowitz and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Keane, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 29, 2002, at 4:30 p.m., Boston time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment thereof with respect to the matters set forth on the reverse side hereof.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                   IN THE ENCLOSED POST-PAID RETURN ENVELOPE.


-----------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

-------------- ----------------
               PLEASE MARK
      X        VOTES AS IN
               THIS EXAMPLE.
-------------- ----------------

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

1.   To elect three Class I directors for the          2.   To ratify and approve the selection by the    FOR    AGAINST    ABSTAIN
ensuing three years.                                        Board of Directors of Ernst & Young LLP as    / /      / /        / /
                                                            the Company's independent accountants for
NOMINEES: (01) Maria A. Cirino, (02) John F. Keane,         the current year.
Jr. and (03) Stephen D. Steinour.

            FOR               WITHHELD FROM ALL
        ALL NOMINEES               NOMINEES
            / /                      / /

/ /
    ---------------------------------------
    For all nominees except as noted above.


                                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. / /


                                                       IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
                                                       UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
                                                       THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.


Signature:________________ Date:_______ Signature:________________ Date:_______


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